UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2019, Michael O. Terjung, the Chief Financial Officer and Treasurer of Strategic Student & Senior Housing Trust, Inc. (the “Company”), resigned from such positions. Mr. Terjung’s decision to resign as Chief Financial Officer and Treasurer related to his duties as Chief Accounting Officer of SmartStop Self Storage REIT, Inc. and was not the result of any disagreement with the Company on any matter relating to the operations, policies, or practices of the Company or its management. On December 18, 2019, Michael A. Crear, currently the Company’s Vice President and Controller, was promoted to the positions of Chief Financial Officer and Treasurer of the Company.

Mr. Crear, age 37, served as the Vice President and Controller of the Company from July 2019 until December 2019. Mr. Crear’s responsibilities included implementing the Company’s accounting and financial management policies, along with involvement in the Company’s SEC and regulatory reporting. Mr. Crear is also the Vice President of Accounting of the Company’s sponsor assigned to the Company, a position he has held since January 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date:  December 19, 2019By:/s/ Michael A. Crear

Michael A. Crear

Chief Financial Officer and Treasurer